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                               HICKOK INCORPORATED



          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                          Year Ended September 30
                                                           ----------------------------------------------------
                                                              1998                 1997                1996
                                                           -----------          -----------         -----------

  PRIMARY
  -------
  Average shares outstanding                                1,196,602            1,193,497           1,192,850

  Net effect of dilutive stock
     options- based on the
     treasury stock method using
     average market price                                      18,073               17,992              24,305
                                                           ----------           ----------          ----------

             Total Shares                                   1,214,675            1,211,489           1,217,155
                                                           ==========           ==========          ==========

  Net Income                                               $1,034,400           $  605,317          $  959,875
                                                           ==========           ==========          ==========
Net Income per Share                                       $      .85           $      .50          $      .79
                                                           ==========           ==========          ==========


  FULLY DILUTED
  -------------
  Average shares outstanding                                1,196,602            1,193,497           1,192,850

  Net effect of dilutive stock
     options- based on the
     treasury stock method using
     year-end market price if
     higher than average market
     price                                                     18,073*              17,992*             24,305*
                                                           -----------          ----------          ----------

             Total Shares                                   1,214,675            1,211,489           1,217,155
                                                           ==========           ==========          ==========

  Net Income                                               $1,034,400           $  605,317          $  959,875
                                                           ==========           ==========          ==========
Net Income Per Share                                       $      .85           $.     .50          $      .79
                                                           ==========           ==========          ==========


* Year-end market price is less than average market price, use same as primary shares.